UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 26, 2010

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (918) 237-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On July 26, 2010, BKEP Operating, L.L.C. (“BKEP Operating”), a subsidiary of Blueknight Energy Partners, L.P. (the “Partnership”), and Euromin Inc. (“Euromin”) entered into a Master Agreement (the “Master Agreement”) relating to the lease of certain vehicles by BKEP Operating from Euromin. The membership interests of Blueknight Energy Partners G.P., L.L.C., the general partner of the Partnership (the “General Partner”), are owned by Blueknight Energy Holding, Inc. (“Blueknight Holding”). Blueknight Holding and Euromin are affiliated entities as both companies are indirectly owned by Vitol Holding B.V.

Pursuant to the Master Agreement, BKEP Operating may lease certain vehicles, including light duty trucks, tractors, tank trailers and bobtail tank trucks, from Euromin for periods ranging from 36 months to 84 months depending on the type of vehicle.  BKEP Operating will have the opportunity to purchase each vehicle at the end of the lease at the estimated residual value of such vehicle.  Entering into the Master Agreement was approved by the Conflicts Committee of the General Partner’s Board of Directors in accordance with the Partnership’s procedures for approval of related party transactions and the provisions of its partnership agreement.

This description of the Master Agreement is qualified in its entirety by reference to the Master Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Master Agreement, dated July 26, 2010, by and between BKEP Operating, L.L.C. and Euromin Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

By:  Blueknight Energy Partners G.P., L.L.C.
        its General Partner

Date:  July 30, 2010                                              By:  /s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Master Agreement, dated July 26, 2010, by and between BKEP Operating, L.L.C. and Euromin Inc.